UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 5, 2014

Natural Grocers by Vitamin Cottage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway

Lakewood, Colorado 80228

(Address of principal executive offices) (Zip Code)

(303) 986-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of stockholders (the “Annual Meeting”) of Natural Grocers by Vitamin Cottage, Inc. (the “Company”), was held on March 5, 2014 in Lakewood, Colorado. A total of 20,752,797 shares of the Company’s common stock were represented at the Annual Meeting, in person or by proxy, constituting approximately 92.47% of the outstanding shares entitled to vote at the Annual Meeting.

At the Annual Meeting, the stockholders of the Company voted on the following matters, which are described in detail in the Proxy Statement filed by the Company on January 17, 2014 (the “Proxy Statement”):

1.              to elect Michael Campbell and Zephyr Isely as Class II directors, each to serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2017 or until his successor has been duly elected and qualified or until his her earlier resignation or removal (“Proposal 1”); and

2.              to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending September 30, 2014 (“Proposal 2”).

The Company’s stockholders approved the nominees recommended for election in Proposal 1. Stockholders voted for directors as follows:

	For	Against	Withheld	Broker Non-Votes

Michael Campbell	18,127,328	0	155,159	2,378,502
Zephyr Isely	15,871,924	0	2,410,563	2,378,502

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

	For	Against	Withheld	Broker Non-Votes

KPMG LLP	20,600,865	16,648	43,476	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 7, 2014

Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President

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